Russell E. Anderson, CPA Russ Bradshaw, CPA William R. Denney, CPA Sandra Chen, CPA
Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE Washington, D.C. 20549

August 12, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated August 7, 2013  of Ultra Sun Corporation  to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

 5296 S. Commerce Dr
Suite 300
Salt Lake City, Utah
84107
USA
(T) 801.281.4700
(F) 801.281.4701

Suite A, 5/F
Max Share Center
373 Kings Road
North Point
Hong Kong
(T) 852.21.555.333
(F) 852.21.165.222

abcpas.net
Anderson Bradshaw PLLC Salt Lake City, UT 84107